EXHIBIT 21
                    INTERNATIONAL SHIPHOLDING CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT
                           AS OF DECEMBER 31, 1999

                                                    Jurisdiction Under
                                                    Which Organized
                                                    ------------------------
International Shipholding Corporation (Registrant)          Delaware
      International Shipholding Corporation (1)             New York

      River Towing, Inc.                                    Delaware

      Waterman Steamship Corporation                        New York
            Sulphur Carriers, Inc.                          Delaware

      Central Gulf Lines, Inc.                              Delaware
            Material Transfer, Inc.                         Delaware
            Enterprise Ship Company, Inc.                   Delaware

      Bay Insurance Company                                 Bermuda

      LCI Shipholdings, Inc.                                Liberia
            Gulf South Shipping Pte. Ltd.                   Singapore
            Forest Lines Inc.                               Liberia
            Marco Shipping Co. Pte. Ltd.                    Singapore
                  Marcoship Agencies SDN. BHD.              Malaysia
            Belden Shipping Pte Ltd (2)                     Singapore
            Echelon Shipping Inc. (2)                       Panama
            Carson Shipping Inc. (2)                        Panama
            Shining Star Malta Ltd (2)                      Malta
            Goodtime Shipping Inc. (2)                      Panama

      N. W. Johnsen & Co., Inc.                             New York

      LMS Shipmanagement, Inc.                              Louisiana
            LMS Manila, Inc. (3)                            Philippine
            LMS Manning, Inc. (4)                           Philippine

      Lash Intermodal Terminal Company                      Delaware

      Resource Carriers, Inc.                               Delaware



(1)   New York name-holding corporation
(2)   30% owned by LCI Shipholdings, Inc.
(3)   40% owned by LMS Shipmanagement, Inc.
(4)   25% owned by LMS Shipmanagement, Inc.; 75% owned by LMS Manila, Inc.

      All of the subsidiaries  listed above are wholly-owned  subsidiaries and
are  included  in  the  consolidated  financial  statements   incorporated  by
reference herein unless otherwise indicated.